SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement           [ ]   Confidential, for use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material pursuant to Rule 14a-12

                               FSF FINANCIAL CORP.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
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         (2) Aggregate number of securities to which transaction applies:
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         (3) Per unit price or other  underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4) Proposed maximum aggregate value of transaction:
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         (5) Total fee paid:
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  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
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

FSF Financial Corp.             Contact: Donald A. Glas, Chief Executive Officer
                                (320) 234-4501

                                George B. Loban, President
                                (651) 480-6020

                                Richard H. Burgart, Chief Financial Officer
                                (320) 234-4536


                                For Immediate Release
                                May 14, 2004


           FSF FINANCIAL CORP. AND MIDCOUNTRY FINANCIAL CORP. ANNOUNCE
                          EXECUTION OF MERGER AGREEMENT

         Hutchinson,  Minnesota - May 14, 2004 - FSF  Financial  Corp.  (Nasdaq:
FFHH) and MidCountry Financial Corp., a privately held company, today jointly announced the execution of an Agreement and Plan of Merger which provides for the acquisition of FSF by MidCountry. Under the terms of the Agreement, MidCountry will acquire all of the outstanding shares of FSF common stock at a per share price of $35.00 in cash and FSF will be permitted to continue to pay its regular quarterly dividend.

         Completion of the merger is subject to a number of conditions including receipt of stockholder and regulatory approval and other customary conditions. In order to meet its obligations under the merger agreement, MidCountry is required to obtain financing. It has represented in the agreement that it will have sufficient funds to complete the merger at closing and has agreed to pay a termination fee of $1.7 million to FSF in the event it is unable to obtain the requisite financing. FSF has also agreed to pay a fee of $1.7 million to MidCountry in certain circumstances involving the acceptance by FSF of an alternative proposal from a third party.

         The Board of Directors of FSF unanimously approved the merger agreement. In connection with the execution of the merger agreement, the FSF board received a fairness opinion from Keefe, Bruyette and Woods. Assuming receipt of all required regulatory approvals and approval by the shareholders of FSF, the parties currently anticipate the transaction closing in the Fall 2004.

         "After careful consideration of our strategic alternatives, the Board determined that pursuing this transaction with MidCountry was in the best interests of our shareholders, our employees and the communities we serve," said FSF Co-Chairman and Chief Executive Officer, Donald Glas

         "FSF's family of companies will provide MidCountry with a veteran organization that will enable us to continue to expand our financial services company," noted Robert F. Hatcher, President and CEO of MidCountry.


     FSF Financial Corp., a financial services company, has four affiliated companies. First Federal Bank is a federally chartered stock savings bank headquartered in Hutchinson, Minnesota. The Bank has thirteen offices located in Hutchinson (2), Hastings, Apple Valley, Buffalo, Glencoe, Inver Grove Heights
(2), Litchfield, St Cloud, Waconia, Waite Park and Winthrop, Minnesota. The Federal Deposit Insurance Corporation federally insures the Bank's deposits. The Bank is a community-oriented, full service retail bank offering a variety of deposit and loan products. Homeowners Mortgage Corporation operates from offices in Vadnais Heights and Hastings, Minnesota. Firstate Investments provides non-insured financial products in three locations. Insurance Planners of Hutchinson, Inc., is a property and casualty insurance agency with two locations.

         MidCountry Financial Corp. is a financial services company with two affiliated companies. Heights Finance Corporation is a consumer finance company with 100 offices headquartered in Peoria, Illinois. Bayside Bank is a federally chartered savings bank headquartered in Minnetonka, Minnesota with three locations. In addition, MidCountry Financial is awaiting regulatory approval for the acquisition of ComBank, a commercial bank with seven locations in southern Illinois.

            This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to various risks and uncertainties and are therefore qualified by FSF's cautionary statements contained in its filings with the Securities and Exchange Commission.

         STOCKHOLDERS OF FSF AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT TO BE FILED BY FSF WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED MERGER. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT FSF, MIDCOUNTRY AND THE MERGER. Stockholders will be able to obtain all documents filed with the SEC by FSF free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by FSF will be available free of charge from Betty Henke of FSF at 200 Main Street South, Hutchinson, Minnesota 55350, telephone (320) 234-4502 or may obtained from FSF's web site, www.ffhh.com. The executive officers and directors of FSF will be soliciting proxies from stockholders of FSF in favor of the Agreement. Information about FSF's executive officers and directors and their interests in FSF, including their ownership of FSF common stock can be found in FSF's proxy statement dated December 19, 2003 for its 2004 annual meeting which was filed with the SEC. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement regarding the proposed merger when it becomes available. FSF stockholders should read the proxy statement and other documents to be filed with the SEC carefully before making a decision concerning the merger.